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                                                                Exhibit 10.6(b)

                                 AMENDMENT NO. 3
                             TO EMPLOYMENT AGREEMENT


     This Amendment No. 3 this ("Amendment") to Employment Agreement (the "Agreement") made as of the 4th day of February, 1997 between Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and William P. Ferry (the "Employee") is effective as of the 8th day of December, 1999. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

1.  The parties hereto agree that the Agreement is hereby amended as follows:

     (a) Section 3.1 of the Agreement is amended to provide that, effective January 1, 2000, the Company shall pay the Employee, in bi-weekly installments, a minimum annual base salary of Five Hundred Thousand Dollars ($500,000) per year. Such base salary shall be subject to adjustment from time to time (but, with respect to any such adjustment to be made applicable to an upcoming calendar year, not later than October of the year prior to such upcoming year), as determined by the Board;

     (b) Section 3.2 (a) of the Agreement, which relates to the Employee's "target bonus," is amended to provide that the Employee shall be eligible to receive a minimum annual target bonus of Three Hundred Thousand Dollars ($300,000) following the end of each calendar year beginning with 2000, based on the achievement of performance objectives (based primarily on operating profit and cash flow objectives or other mutually agreeable objectives), as determined by the Board. Such target bonus shall be subject to adjustment from time to time (but, with respect to any such adjustment to be made applicable to an upcoming calendar year, not later than October of the year prior to such upcoming year), as determined by the Board. Section 3.2(a) is further amended to provide that One Hundred Thousand Dollars ($100,000) of the target bonus shall be paid to the Employee as a non-recoverable advance against such bonus in quarterly installments of Twenty-Five Thousand Dollars ($25,000) in each of March, June, September and December. The balance of the target bonus for each year, if any, shall be paid at the conclusion of the audit for such year (typically within sixty (60) days after the end of the year); and

     (c) Section 3.2(b) of the Agreement, which relates to the Employee's "stretch bonus," is hereby deleted in its entirety so as to eliminate such stretch bonus and shall be of no further force or effect. The Board may, in its discretion, award and pay a bonus in addition to the target bonus.

2.  The parties hereto hereby acknowledge that:

     (a) on October 21, 1999, the Company granted to the Employee an option to purchase 300,000 shares of the Company's Common Stock at a per share exercise price of $8.75, and that such option is appended hereto as, and, is subject to the terms set forth in, Annex A; and
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     William P. Ferry   Amendment No. 3 to Employment Agreement     Page 2


     (b) on December 8, 1999, the Company granted to the Employee an option to purchase 200,000 shares of the Company's Common Stock at a per share exercise price of $16.875 and that such option is appended hereto as, and is subject to the terms set forth in, Annex B.

3.  The parties hereto are aware that:

     (a) on September 14, 1999, Switchboard Incorporated, a majority-owned subsidiary of the Company ("Switchboard"), granted to the Employee, in his capacity as Chairman of the Board of Directors of Switchboard, an option to purchase 40,000 shares of Switchboard's common stock at a per share exercise price of $8.50, and that such option is appended hereto as, and is subject to the terms set forth in, Annex C; and

     (b) on October 18, 1999, Switchboard granted to the Employee, in his capacity as Chairman of the Board of Directors of Switchboard, an option to purchase 60,000 shares of Switchboard's common stock at a per share exercise price of $9.00, and that such option is appended hereto as, and is subject to the terms set forth in, Annex D.

4. To the extent any provision of this Amendment is inconsistent with any provision of the Agreement and/or prior amendments, such provision of the Agreement is hereby modified and superseded by the terms hereof. Any term of the Agreement not so modified or superseded shall remain in full force and effect. For the avoidance of doubt, Sections 1(a), 1(b) and 1(c) of this Amendment supersede in their entirety Sections 2, 3 and 4 of Amendment No. 2 to the Agreement, respectively.

     EXECUTED as of the 9th day of December 1999.

                          COMPANY:

                          BANYAN SYSTEMS INCORPORATED


                          By: /s/ Richard M. Spaulding
                             ___________________________________
                            Name:   Richard M. Spaulding
                            Title:  Vice President and
                                    Chief Financial Officer


                          EMPLOYEE:

                          /s/ William P. Ferry
                          _____________________________________
                          William P. Ferry